Exhibit 10.13
***INDICATES THAT TEXT HAS BEEN OMITTED WHICH IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. THIS TEXT HAS BEEN FILED SEPARATELY WITH THE SEC.
OUTSOURCING AGREEMENT
     This Outsourcing Agreement (the “Agreement”), dated as of January 31, 2006 (the “Effective Date”), is between Sourcefire, Inc. (“Sourcefire”), a Delaware corporation, with offices at 9770 Patuxent Woods Drive, Columbia, Maryland 21046, and Intelligent Decisions, Inc. (“ID” or “Manufacturer”), a Virginia corporation, with offices at 21445 Beaumeade Circle, Ashburn, Va. 21047. Sourcefire and ID may be referred to individually as a “Party” and together as the “Parties.”
RECITALS
     WHEREAS, Sourcefire designs, develops, manufactures and sells certain network security products, software and services;
     WHEREAS ID is a custom manufacturer of certain network servers and appliances and a provider of certain value added services and support;
     WHEREAS, Sourcefire desires to enter into an outsourcing agreement through which ID will configure and deliver certain hardware and software to Sourcefire’s customers on behalf of Sourcefire and ID will customize and integrate Sourcefire’s specifications onto such hardware and software products.
1. DEFINITIONS
     1.1 “Acceptance Period” has the meaning given such term in Section 3.3(b).
     1.2 “Bill of Materials” means a complete and detailed list of all components, materials, and other Items including, but not limited to, chasses, motherboards, processors, disk drives, power supplies, cables and mounting brackets that are necessary to manufacture a Finished Product.
     1.3 “Configuration Services” means the configuration of either the Sourcefire Supplied Hardware or, as the case may be, the ID Custom Manufactured Hardware, including, without limitation, the installation of the Sourcefire Technology and/or the Third Party Technology, each in pursuant to the Sourcefire Specifications.
     1.4 “Customer” means a third party who is contract directly or indirectly with Sourcefire to purchase the Products.
     1.5 “Order Form” means a mutually executed form used by Sourcefire to order Finished Products.
     1.6 “Finished Products” means either the Sourcefire Supplied Hardware or the ID Custom Manufactured Hardware that has undergone the Configuration Services.
     1.7 “ID Custom Manufactured Hardware” means the physical components necessary to assemble a Finished Product, which components are procured and assembled by ID.
     1.8 “Sourcefire Supplied Hardware” means the physical components necessary to assemble a Finished Product, which components are purchased by Sourcefire from a third party and delivered to ID under this Agreement to undergo the Configuration Services.
     1.9 “Sourcefire Technology” means the Sourcefire’s proprietary network security software.
     1.10 “Technology” means the Sourcefire Technology and the Third Party Technology.
     1.11 “Third Party Technology” means any third party software programs or tools, including any open source programming, with which the Sourcefire Technology interacts when such Sourcefire Technology is used in accordance with Sourcefire’s documentation.

2. FINISHED PRODUCTS
     2.1 During the Term of this Agreement, Sourcefire may request, and ID hereby agrees to (i) perform certain Configuration Services, (ii) produce certain Finished Products (iii) and deliver such Finished Products to the Customers, in accordance with the terms and specifications set forth in an applicable Product Addendum. Each Product Addendum shall also include:
     (a) a Bill of Materials;
     (b) a mutually agreed upon description of the applicable. Technology that is required;
     (c) Specifications;
     (d) prices and pricing terms for the Configuration Services and/or the Finished Product;
     (e) any other terms and conditions related to the Finished Products that the parties may deem appropriate.
     2.2 Delivery of Technology. Upon the parties’ execution of an Order Form, or as soon thereafter as is reasonably possible, Sourcefire will provide ID with all the Technology necessary to perform its services hereunder.
     2.3 Project Management. Each party will designate two contact persons who will be primarily responsible for coordinating and overseeing such party’s activities under this Agreement; one of whom will act as a primary commercial contact and one of whom will act as a technical liaison with the other party for purposes of administering this Agreement.
     2.4 Maintenance and Support. To the extent available, ID shall offer maintenance and/or support services for the Finished Products to Customers. All maintenance and support agreements shall be directly between ID and Customers.
3. ORDERING.
     3.1 Order Fulfillment. All orders shall be fulfilled in strict accordance with the applicable Order Form. The terms and conditions of this Agreement shall apply with respect to all orders. Notwithstanding the above, the service level requirements set forth in Exhibit B shall apply with respect to Finished Products delivered to Customers by ID.
     3.2 Forecasting. Sourcefire will use its reasonable commercial efforts to provide a rolling forecast (the “Forecast”) to ID so that the day to day demand can be managed for the first 2 months of every quarter. On or before the 15th day of the 3rd month of every quarter Sourcefire will forecast pre-build inventory to support quarter end orders which will detail the Appliances to be manufactured by ID and purchased by Sourcefire customers. ID understands that the Forecast is an estimate of quantities required. Sourcefire will have no minimum volume commitment.
     3.3 Delivery and Acceptance. The delivery and acceptance processes for the Finished Products will be as follow, unless otherwise set forth in the applicable Product Addendum.
     (a) Delivery. ID will deliver the Finished Products on or before the delivery date specified in the applicable Order Form or Order Change Notice; provided, however, that ID will promptly notify Sourcefire in writing of ID’s anticipated inability to meet, in whole or in part, any agreed-upon delivery date. ID will pack and label all Finished Products shipments in such a way as to be acceptable to carriers and in accordance with good commercial practices. Title and risk of loss or damage to the Finished Products will pass to Sourcefire upon ID’s delivery to Shipper. Sourcefire will bear any and all shipping and handling costs.

     (b) Acceptance. After receipt of a Finished Products shipment, Sourcefire or its Customer shall have thirty (30) days (the “Acceptance Period”) in which to inspect and accept or reject the shipment for conformity to the applicable Specifications. If Sourcefire determines that any Finished Products fails to conform to the applicable Specifications, Sourcefire will be entitled to reject the Finished Products during the Acceptance Period by giving ID written notice containing sufficient details of such nonconformity; provided, however, that any unit not rejected by written notification to ID within the Acceptance Period will be deemed accepted. As ID’s sole and exclusive obligation for any rejected Finished Products, ID will provide a return material authorization number and ship a newly manufactured replacement Finished Products to Sourcefire or its Customer. In the event of a miscount in a delivery, Sourcefire will notify ID of such miscount within five (5) days after Sourcefire’s or its Customer’s receipt of such delivery and such miscount will not be a basis for rejection; provided, however, that in the case of an over-shipment, Sourcefire or its Customer will be entitled to return, at ID’s expense and risk of loss, any units in excess of the quantities ordered by Sourcefire’s; and in the case of an under-shipment, ID will promptly ship the remaining balance of ordered Finished Products units.
     3.4 Specification Changes. During the term of this Agreement, Sourcefire may request changes to the Specifications for the Configuration Services and/or Finished Products (each, a “Change”) by delivering to ID a written engineering change notice (an “ECN”) describing the changes and the proposed effective date of such changes. Within five (5) business days following receipt of an ECN, ID will advise Sourcefire in writing regarding any change in prices or delivery schedules resulting from the ECN. If Sourcefire elects to proceed with such change, Sourcefire will notify ID of such election in writing (a “Change Order”). If ID does not receive written confirmation of Sourcefire’s election to proceed with the Change within thirty (30) days following Sourcefire’s receipt of the change in price in delivery, if any, on account of such ECN, the ECN will be deemed cancelled.
4. INTELLECTUAL PROPERTY RIGHTS.
     4.1 Preexisting Rights. Neither this Agreement, nor each party’s performance hereunder, will give or be construed to convey any ownership interest in or rights to the intellectual property rights in the Technology to ID. All intellectual property rights that are owned or controlled by Sourcefire or its licensors at the commencement of this Agreement will remain under the ownership or control of such party throughout the term of this Agreement and thereafter.
5. PRICING AND PAYMENT
     5.1 Pricing. Sourcefire will pay ID the price for the Configuration Services and/or Finished Goods as set forth in the applicable Product Addendum. Any related services will be provided to Sourcefire at ID’s standard, burdened time and materials costs. Prices and business in general will be reviewed by both parties on a quarterly basis.
     5.2 Payment Terms. The purchase price for the Configuration Services and/or Finished Products wilt be invoiced upon shipment and is due thirty (30) days from date of receipt of invoice. Sourcefire will be responsible for paying any applicable sales tax, excise tax or value-added tax on the purchase of Finished Products hereunder.
6. WARRANTIES
     6.1 ID represents and warrants to Sourcefire only that, for a period of one (1) year after Sourcefire’s or its Customer accepts the Finished Products (the “Warranty Period”), each Finished Products will be free from defects in materials and workmanship and will perform in accordance with its applicable Specifications. All Configuration Services shall be performed using generally accepted industry standards. Sourcefire or its Customers may return defective units at any time to ID for repair after receiving a “Return Material Authorization” from ID. This foregoing warranty does not apply to any Finished Products that have been subject to misuse, unauthorized modification, neglect, improper testing or installation, attempts to repair, accident, flood, fire, radiation or other hazard. Moreover, ID warrants the materials used to manufacture the Finished Goods via ID’s Advanced Replacement Warranty Agreement which is described in Exhibit A and incorporated herein by reference.

     6.2 Each party warrants that: (a) it has the right to enter into this Agreement and to perform its obligations hereunder; and (b) its products, services, trademarks, and marketing and sales materials operate in conformance with their specifications and are free from any rightful claim of infringement of any patent, trademark, maskwork, copyright, trade secret or other intellectual property or other right of a third party.
     6.3 DISCLAIMERS. IN CONNECTION WITH THIS AGREEMENT, AND EXCEPT AS OTHERWISE PROVIDED IN A CUSTOMER AGREEMENT, THE WARRANTIES AND INDEMNITIES STATED HEREIN ARE EXCLUSIVE AND IN LIEU OF ALL OTHER WARRANTIES OR INDEMNITIES, EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO, IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.
7. TERM AND TERMINATION
     7.1 Term. This Agreement shall become effective as of the Effective Date and shall remain in effect for one (1) year. This Agreement shall renew automatically at the end of the prior term for an additional year, unless either party notifies the other of its intention not to renew at least thirty (30) days prior to the end of the then-current term.
     7.2 Termination. Either party may terminate this Agreement upon notice in writing to the other in the event that such other party shall breach or be in default of any of the covenants, obligations, warranties, representations, terms or conditions of this Agreement and (if capable of cure) such other party fails to cure such breach or default within thirty (30) days after written notice thereof from the party not in default. Such notice shall provide in reasonable detail the basis upon which the breach is claimed. Sourcefire may terminate this agreement for convenience with sixty (60) days notice.
     7.3 Effect of Termination. Expiration or termination of this Agreement shall not relieve the parties of any obligations due at the time of such expiration or termination, nor shall such expiration or termination prejudice any claim of either party accrued on account of any default or breach by the other. Upon expiration or termination of this Agreement: a) each party shall immediately return to the other party, if requested to do so, or destroy, all promotional materials and all Confidential Information supplied by the other party; b) the obligations of the parties under this Agreement which by their nature would continue beyond the expiration or termination of this Agreement shall survive any expiration or termination of this Agreement; c) all customer agreements then in force will remain in effect and all payments to ID and Sourcefire will continue under such agreements until such customer agreements are terminated.
8. INDEMNITY. ID shall defend and indemnify Sourcefire and its respective officers, directors and employees, successor and assigns against all claims, actions, damages, losses, and expense (including paying all reasonable attorneys’ fees and costs of litigation) (i) to the extent based upon a claim that the manufacturing methods used by ID to manufacture the Finished Products or the Configuration Services infringe or misappropriate any intellectual property rights of a third party and ID will pay all costs and damages incurred by Sourcefire that are attributable to any such claim or agreed to in settlement of any such claim, (ii) arising from any third party claim for damage or injury, including death, to person or property which arises from a manufacturing defect in an Finished Products or (iii).arising from the negligence or willful misconduct of ID or any of its respective employees, agents, or subcontractors, as the case may be.
9. LIMITATION OF LIABILITY. IN CONNECTION WITH THIS AGREEMENT, IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR ANY INDIRECT, INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES, INCLUDING LOSS OF PROFITS, REVENUE, DATA, OR USE, INCURRED BY EITHER PARTY OR ANY THIRD PARTY, WHETHER IN AN ACTION IN CONTRACT OR TORT, IN ANY WAY ARISING FROM EITHER PARTY’S PERFORMANCE OR NONPERFORMANCE OF THIS AGREEMENT, EVEN IF THE OTHER PARTY OR ANY OTHER PERSON HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. THIS SECTION 10 SHALL NOT APPLY TO ID’S OBLIGATIONS UNDER SECTION 9 OF THIS AGREEMENT.
10. CONFIDENTIALITY

     10.1 Each party acknowledges that the other party may disclose certain technical, financial, or business information that such other party considers to be confidential and proprietary, including, without limitation, the names and contact information of current and prospective customers, technical data, or know-how of either party and any information, technical data, or know-how derived from the information, technical data, or know-how of either party, all mailing lists, proprietary data, product designs, product plans, capabilities, research, specifications, algorithms, program code, software systems and processes, hardware configuration information, information regarding existing and future technical, business and marketing plans and product strategies, finances, and the identity of actual and potential customers and suppliers (“Confidential Information”), and that the unauthorized use or disclosure of any such Confidential Information by the party using such Confidential Information (the “Receiving Party”) would cause irreparable financial and other damages to the disclosing party (the “Disclosing Party”). During the Terms and for a period of three (3) years following termination, the Receiving Party agrees not to disclose to any third party, use or duplicate any Confidential Information of the Disclosing Party, except as expressly permitted in this Agreement. The Receiving Party will limit the disclosure of all such Confidential Information to those of its employees and agents who have a need to know such Confidential Information for the performance of this Agreement. The Receiving Party further agrees to take all reasonable measures to maintain the confidence of all such Confidential Information in its possession or control, which measures will in no event be less than the measures that the Receiving Party takes to protect its own confidential and proprietary information of similar importance.
     10.2 Confidential Information will not include information that: (a) is in or enters the public domain without breach of this Agreement; or (b) the Receiving Party lawfully receives from a third party without restriction on disclosure and without breach of a nondisclosure obligation; or (c) the Receiving Party develops independently, which it can prove with written evidence; or (d) Information that the Receiving Party is required by law or regulation to disclose.
     10.3 The particular terms and conditions of this Agreement are confidential and shall not be disclosed to any third party by either party without the prior, written consent of the other.
11. NON-SOLICITATION OF CUSTOMERS
     11.1 ID agrees that for a period beginning on the Effective Date and ending one year after the termination of this Agreement, ID shall not, directly or indirectly (except with the written consent of Sourcefire) (i) promote, market, or sell any product (hardware or software) to any identified third party that ID knows is a Customer or someone who Sourcefire has provided a written quote (a “Prospective Sourcefire Customer”), or (ii) solicit any identified third party that ID knows is a Customer or Prospective Sourcefire Customer for the purpose of selling such products (hardware or software), or (iii) advertise, promote, market or sell any products (hardware or software) to any identified third party that ID knows is a Customer or Prospective Sourcefire Customer. Neither ID nor any of its employees or agents shall have any contact of any kind with any Customer to whom Finished Product(s) are being provided, other than as is directly necessary for the provision of the Finished Product(s) to such Customer hereunder. Nothing in this section shall prevent or preclude ID from contact with a Customer or Prospective Sourcefire Customer if (i) ID had a bona fide preexisting commercial relationship with the Customer or Prospective Sourcefire Customer prior to the Effective Date; or (ii) the third party is not a Customer but is a Prospective Sourcefire Customer as a consequence of having issued a public tender for Sourcefire’s products or services; or (iii) the Customer is contacted by a ID channel partner or ID technology partner independently and not through information supplied by ID; or (iv) the Customer or Prospective Sourcefire Customer contacts ID due to a general advertising or marketing campaign which is not directed at such Customer or Prospective Sourcefire Customer
13.0 INSURANCE
     13.1 During the term of this Agreement, ID shall maintain any insurance required by law and, to the extent not so required, the following insurance:
     (a) Worker’s Compensation insurance and Employer’s Liability insurance for its employees which shall fully comply with the statutory requirements of all applicable state and federal laws;

     (b) Commercial General Liability Insurance, including contractual liability, products liability and completed operations coverage, premises-operations, broad-form property damage, independent contractors, personal injury) with limits of at least $2,000,000.00 for bodily injury, including death, to any one person, $2,000,000.00 as a result of any one occurrence, and $2,000,000.00 for each occurrence of property damage;
     (c) Professional Liability (Errors and Omissions) insurance, with limits of not less than $2,000,000.00 per occurrence; and
     (d) Umbrella Liability Insurance coverage with a minimum combined single and aggregate limit of $5,000,000.00.
     13.2 ID shall furnish Sourcefire with certificates and/or adequate proof of the foregoing insurance. Sourcefire shall be named as an additional insured on the insurance policies referred to in clause (b),(c) and (d) above. Upon request by Sourcefire, all the required Insurance policies shall contain a provision stating Sourcefire’s name and address and shall require the insurer to notify Sourcefire in writing at least thirty (30) days prior to cancellation of, or any material change to, the policies.
14. MISCELLANEOUS
     14.1 Assignment. The rights and/or obligations contained in this Agreement may not be assigned, delegated or otherwise transferred by either party (except to a direct or indirect parent or subsidiary, or purchaser of all or substantially all the assets of such party) without the prior written approval of the other party, provided, however that either party may assign this agreement in connection with a change of control or a sale of all or substantially of the assets of either party. No assignment or delegation shall relieve either party of liability for its obligations hereunder.
     14.2 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia, exclusive of its conflict of laws. The United Nations Convention on Contracts for the International Sale of Goods shall not apply to this Agreement nor the enforcement or interpretation thereof.
     14.3 Waiver. No failure or delay by either party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or future exercise thereof or the exercise of any other right, power or privilege hereunder.
     14.4 Severability. In case any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will begin negotiations for a replacement of the invalid, illegal or unenforceable provision.
     14.5 Relationship Between Parties. In all matters relating to this Agreement, each party will act as an independent contractor. Neither party will represent that it has any authority to assume or create any obligation, express or implied, on behalf of the other party, nor to represent the other party as agent, employee, or in any other capacity.
     14.6 Notices. All notices required to be sent hereunder shall be in writing, sent to the addresses above with a copy to legal counsel at the same address, or to such other address as a party may designate in writing as set forth herein, and shall be deemed to have been given: (i) upon delivery, if delivered personally, by electronic mail with confirmed receipt, or if sent by facsimile with simultaneous confirmation copy; or (ii) two (2) days after the date of deposit with an internationally recognized overnight courier.
     14.7 Export. Each party hereby gives assurance to the other that it will not, unless it has obtained prior written authorization from the U.S. Department of Commerce or is otherwise permitted by the U.S. Department of Commerce Export Administration Regulations, export, re-export or otherwise disclose, directly or indirectly, any technology received from the other, nor allow the direct product thereof to be shipped, either directly or indirectly, to any destination that is proscribed under Part 779 of the U.S. Department of Commerce Export Administration Regulation or is otherwise proscribed under United States law.
     14.8 Force Majeure. No delay, failure, or default in performance of any obligation of either party hereunder shall constitute a breach of this Agreement to the extent caused by Force Majeure. The term “Force Majeure” shall be defined to include fires, earthquakes, or other casualties or accidents, acts of God, severe weather conditions, strikes or labor disputes, war or other violence, any law, order, proclamation, regulation, ordinance, demand, or requirement of any governmental agency, or any other event beyond the reasonable control of a party.
     14.9 Dispute Resolution Process In the event of any disagreement regarding performance under or interpretation of this Agreement and prior to the commencement of any formal proceedings, the parties shall first reasonably attempt in good faith to reach a negotiated solution by designating representatives of appropriate authority to resolve the dispute(s) (through non-binding mediation or otherwise) in a timely and expeditious manner. Nothing in this Agreement shall be construed to restrain the parties from pursuit of equitable relief through any court of competent jurisdiction for any breach of Section 11 of this Agreement.
     14.10 Cumulative Rights. All remedies, rights, undertakings, obligations and agreements contained in this Agreement shall be cumulative and in addition to the respective party’s other rights and remedies available at law and/or equity.
     14.11 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which taken together shall constitute one and the same Agreement.
     14.12 Entire Agreement. This Agreement sets forth the entire agreement between the parties and supersedes prior proposals, agreements, and representations between them, whether written or oral relating to the subject matter of this Agreement. This Agreement may be modified only by a writing signed by an authorized representative of each party.
     IN WITNESS WHEREOF; the parties have caused this Agreement to be executed by their respective duly authorized representatives.

SOURCEFIRE, INC.	INTELLIGENT DECISIONS, INC.

By (sign): /s/ Todd P. Headley	By (sign): /s/ Gino Antonelli

Name (print): Todd P. Headley	Name (print): Gino Antonelli
Title: CFO	Title: EVP, Business Development
Date: 2/13/06	Date: 2/6/06

EXHIBIT A
Please see separate Advance Replacement Warranty Agreement

Agreement No. 062005-1

Advance Replacement Warranty Agreement	Customer Name: Sourcefire Contact: Dana Strumbeck

This Support Plan Terms and Conditions Agreement (“Agreement”) is a legal agreement between Sourcefire, Inc, a Delaware Corporation (“Customer”) with its principal place of business at 9770 Patuxent Woods Dr., Columbia, MD. 21046 and Intelligent Decisions, Inc (“Manufacturer”or “ID”) with its principal place of business at 21445 Beaumeade Circle, Ashburn, Va. 21047. This Agreement sets forth the term and conditions under which Manufacturer will provide Customer warranty support services.
A. Definitions:
For the purposes of this Agreement the following terms shall have the following meanings.
1.	Warranted (covered) Products: Manufacturer’s hardware as specified in one of the following documents: (i) invoice from Manufacturer to Customer, or (ii) executed quote between Manufacturer and Customer. (Note: warranties not purchased for products during the original executed quote or invoice MUST be purchased within six weeks from the date of shipment to be a Warranted (covered) Product under this Agreement. The start date for the advanced replacement warranty will be the ship date.)

2.	Hardware: The appliance on which Customer’s software is installed and operates and for which Manufacturer invoices Customer.

3.	BOM: Bill of Materials.

4.	IN Service Systems: Systems that fail after the first 30 days from the date of shipment.

5.	DOA Systems: Systems that fail within the first 30 days from the date of shipment.

6.	Initial Term: One (1) Year ADVREP and three (3) year ADVREP periods starting at the date of shipment for the applicable covered products. The term period is governed by the specific type of warranty purchased, and unless otherwise indicated will be one (1) year.

7.	Renewal Term: Any annual term beyond the Initial Term. One (1) Year ADVREP and Three (3)year ADVREP warranties will have an option to be renewed for successive one (1) year periods commencing at the end of Initial Term to a maximum of five (5) years from original invoice date of product, unless Customer or Manufacturer provide the other party written notice on non-renewal at least thirty (30) days prior to the expiration of the Initial term or the then-current Renewal Term. The Manufacturer will provide the Customer a list of systems that will be expiring for the Customer to review. If a system is not renewed prior to expiration, the Customer can renew a contract at anytime, however, the contract will start date will be the original expiration date.

Renewals will be invoiced each month as Hardware and Hardware One-Offs warranties are due to expire. Manufacture will provide Customer a listing of expiring warranties with each invoice.
B. Advance Replacement Program (ADVREP):
21445 Beaumeade Circle | Ashburn, VA 20147 | Intel / ISP Programs

1.	IN Service Systems:

Defective Hardware, within the current warranty period, will be exchanged with new or refurbished Hardware of the same model, revision and configuration.

2.	Dead On Arrival Systems:

DOA Hardware will be exchanged with new Hardware of the same model, revision and configuration.

3.	Help Desk:

Manufacturer shall maintain a 1-800 advance replacement hot line for Customer to call to receive diagnostic support on the Hardware.

4.	Coverage Area and Service Time:

The ADVREP program covers the 48 contiguous states. Hardware service will occur on the next business day (For purposes of this Agreement, the term “business day” shall not include Saturdays, Sundays or any holiday recognized by the United States Government) for Customer calls received prior to:
i.	3 p.m. EST. for in Service Hardware failures. (Note: calls received after 3 p.m. EST. will be processed the following business day. For purposes of this Agreement, the term “business day” shall not include Saturdays, Sundays or any holiday recognized by the United States Government).

ii.	2 p.m. EST. for DOA Hardware. (Note: calls received after 2 p.m. EST. will be processed the following business day. For purposes of this Agreement, the term “business day” shall not include Saturdays, Sundays or any holiday recognized by the United States Government)
NOTE: An additional one (1) day turnaround will be required for the following system configurations:
•	Raid5 – 6 x 73GB Hard Drives

•	IS3000 365 DEK DPF QPC

•	IS3000 365 DEK DPS 2DPF

•	IS3000 365 GB DEK DPF

•	IS3000 365 GB DEK DPS DPF

•	DC3000 365 GB DEK DPS
5.	Contact Procedure:

Customer must have the following information when contacting Manufacturer for ADVREP:
•	Hardware location.

•	Contact person at Hardware location: phone number, full address and email

•	Defective Hardware’s serial number.

•	A description of the problem

•	Troubleshooting that has been attempted
Manufacturer’s contact information is as follows:
21445 Beaumeade Circle | Ashburn, VA 20147 | Intel / ISP Programs

Group	Contact	Service Hours
Customer Support.	By phone 800-565-2171	(Normal business hours, 8:30 a.m. — 5:30 p.m. EST)

Technical Support	By fax at 703.227.3797	(Please fax — attention Technical Support)

Technical Support	By email at support@intdec.com	(Technical Support E-mail address)

Technical Support	By Internet web access at www.intelligent.net	(On line Technical Service Call request)
To ensure that Advance Replacement warranty solutions are correctly determined, Manufacturer’s technical support staff will, at their discretion, trouble shoot Hardware problems over the phone. Delivery of service to the Customer and/or end user of the Hardware is contingent upon the end user’s willingness and ability to provide the appropriate contect information and participate, within reason, in the troubleshooting process with Manufacturer’s Technical Support staff. The support process is further clarified in Exhibit B.

6.	Pricing:

Manufacturer shall provide ADVREP to Customer at the prices listed for the Hardware as noted on Exhibit A ***

7.	QLA — Quality Level Agreement:

***
21445 Beaumeade Circle | Ashburn, VA 20147 | Intel / ISP Programs

***
C. This agreement shall be controlled by the terms and conditions of the Outsourcing Agreement between Sourcefire, Inc. and Intelligent Decisions.

Authorized:

By:	/s/ TODD P. HEADLEY	By:

Sourcefire, Inc.		Intelligent Decisions, Inc.

Title:	CFO	Title:

Date:	2/13/06	Date:

21445 Beaumeade Circle | Ashburn, VA 20147 | Intel / ISP Programs

Exhibit A-A
Warranty Pricing:

System Price		2nd Year	3rd Year		4th Year	5th year
Range	1 Year	Ext.	Ext.	3 Year	Ext	Ext.
***	***	***	***	***	***	***

***	***	***	***	***	***	***

***	***	***	***	***	***	***

***	***	***	***	***	***	***

***	***	***	***	***	***	***
21445 Beaumeade Circle | Ashburn, VA 20147 | Intel / ISP Programs

Exhibit A-B
Advance Replacement Program Process

Domestic		International
1.	Customer calls 1-800 advance replacement hot line.	1.	Customer calls 1-800 advance replacement hot line.

2.	Customer troubleshoots Hardware with ID Technical Support staff and determines resolution.	2.	Customer troubleshoots Hardware with ID Technical Support staff and determines resolution.

	✓ No trouble found		✓ No trouble found

	✓ other resolution or,		✓ Other resolution or,

	✓ Advance Replacement service.		✓ Advance Replacement service.

3.	Shipment of advance replacement — at Manufacturer’s expense.	3.	Shipment of advance replacement — at Customer’s expense

4.	Shipment (return) of defective system — Manufacturer will issue call tag.	4.	Shipment (return) of defective system at Customer expense.

	Notes:		Notes:

✓	Customer/end user responsible for ensuring defective Hardware is available for pickup”.	✓	Customer/end user responsible for ensuring defective Hardware is available for pickup”.

✓	If defective Hardware is NOT returned with the accessory kit, Customer will be billed the replacement cost of the accessory kit.	✓	If defective Hardware is NOT returned with the accessory kit, Customer will be billed the replacement cost of the accessory kit.

✓	If defective Hardware is not returned within 30 days from date of shipment of advance replacement, Customer will be billed replacement cost of Hardware.	✓	If defective Hardware is not returned within 60 days from date of shipment of advance replacement, Customer will be billed replacement cost of Hardware.

✓	If Hardware is subsequently returned after 30 days, but no longer then 90 days, customer will receive credit based on the following criteria:	✓	if Hardware is subsequently returned after 60 days, but no longer then 120 days, Customer will receive credit based on the following criteria:
Day 61 to 90 90% of cost
	Day 31 to 60 90% of cost		Day 91 to 120 80% of cost
	Day 61 to 90 80% of cost		Over 120 days No credit issued
Over 90 days No credit Issued.

5.	Close Ticket	5.	Close Ticket
21445 Beaumeade Circle | Ashburn, VA 20147 | Intel / ISP Programs

Exhibit B
Service Level Requirements
     1. Supported Products, ID agrees that it will use commercially reasonable efforts to maintain up-to-date contracts with all third-party vendors and shall provide the Finished Products to Sourcefire, the Customers or partners upon request.
     2. Order Notification. ID will provide order confirmation to Sourcefire or customers or partners of any and all orders provided to ID by Sourcefire or one of the Customers or partners for all Finished Products purchased pursuant to the terms of this Agreement.
     3. Order Submission process. Orders will be submitted by the Sourcefire directly to ID. Any Orders received by Sourcefire will be sent to ID via fax or e-mail. ID will provide Order Acceptance to Sourcefire.
     4. Delivery. ID will provide timely delivery of Finished Products to the designated delivery location specified by Sourcefire and/or the applicable customer or partner placing the Finished Products order. ID will provide Sourcefire with an estimated time of delivery. ID will use commercially reasonable efforts to provide delivery in accord with Sourcefire’s delivery commitments with each applicable customer.
     5. Product Return and Maintenance Contract Issues. ID will provide prompt administration, coordination and processing of any issues that result in the return or replacement of products either at time of installation or, where applicable, during the life of any maintenance contracts sold by ID in conjunction with each Finished Products.
     6. Order Tracking. ID will provide a web-based order tracking system within 30 days of contract signing and number for all orders for product in conjunction with the sale of Sourcefire’s Finished Products.
     7. Leasing options. ID will provide commercially reasonable and competitive leasing rates based upon the Customer or partner’s credit rating for the products or products and services when so requested by Sourcefire or one of the Customers or partners.